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Independent Auditors' Consent
___________________________________________________________________

The board and shareholders
IDS Life Investment Series, Inc.
IDS Life Special Income Fund, Inc.
IDS Life Moneyshare Fund, Inc.
IDS Life Managed Fund, Inc.

We consent to the use of our reports included or incorporated herein by reference, and to the references to our Firm under the heading "FINANCIAL HIGHLIGHTS" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.



KPMG Peat Marwick LLP
Minneapolis, Minnesota
October 30, 1996